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                                                                   EXHIBIT 10.20

                          AMENDMENT TO PROMISSORY NOTE

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     This Amendment to Promissory Note is by and between Cell Robotics
International, Inc. ("Maker"), and Humagen Fertility Diagnostics, Inc. (the "Holder"). Reference is hereby made to that certain Promissory Note dated December 6, 1999 executed by Maker and payable to the order of Holder (as amended, the "Note"). Effective as May 10, 2001, paragraph 3 of the Note is hereby amended and restated in its entirety to read as follows:

     "3. PAYMENT OF PRINCIPAL AND INTEREST

          Subject to paragraphs 4 and 8 below, Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount (if any) and all other indebtedness due under this Note on demand. Starting May 6, 2000, interest will accrue at a 6% (six-percent) annual rate."

     Executed this 13th day of August, 2001, but effective for all purposes as of the date first written above.

                                       CELL ROBOTICS INTERNATIONAL, INC.

                                       By: /s/ Ronald K. Lohrding
                                           -------------------------------------
                                           Ronald K. Lohrding, President and CEO
                                           2715 Broadbent Parkway NE
                                           Albuquerque, New Mexico 87107


                                       HUMAGEN FERTILITY DIAGNOSTICS, INC.

                                       By: /s/ Debra Bryant
                                           -------------------------------------
                                           Debra Bryant, President and CEO
                                           2345 Hunters Way, Unit 2
                                           Charlottesville, Virginia 22901